Exhibit 10.66

SIXTH AMENDMENT

TO

LOAN AGREEMENT

THIS SIXTH AMENDMENT (this “Sixth Amendment”) is made and entered into as of October 2, 2003 by and between RMH TELESERVICES, INC., a Pennsylvania corporation (the “Borrower”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of September 4, 2002 (as amended as of November 4, 2002, April 18, 2003, May 9, 2003, July 25, 2003, and September 22, 2003, and as the same is amended hereby and may be further amended, modified and supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower and the Lender wish to further amend the Loan Agreement as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1. Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Section 2. Amendments to Loan Agreement. The Loan Agreement is hereby amended, effective as of the date this Sixth Amendment becomes effective in accordance with Section 4 hereof, as follows:

2.01 Amendments to Section 1.1.

(a) The definition of “Eligible Billed Accounts” is hereby amended by deleting subsection (i) in its entirety and inserting the following new subsection (i) in replacement thereof:

“(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that subject to Lender’s ability to adjust such percentage limitations in its Permitted Discretion, (a) as to the following Account Debtors, the percentage limitation of 15% (in lieu of 10%) shall apply for purposes hereof: MCI, SBC Communications, Inc., and Aegon USA, Inc., and (b) as to the following Account Debtors, the percentage limitation of 20% (in lieu of 10%) shall apply for purposes hereof: Microsoft Corporation, AT&T Corp., Nextel Communications, and United Parcel Service of America, Inc.; provided, further, however, that, as to MCI, Microsoft Corporation, AT&T Corp., Nextel Communications, and United Parcel Service of America, Inc., the applicable percentage limitation as to the three (3) out of the five (5) such Account Debtors with the largest Accounts (by Dollar value) at any time of determination shall be 70% in the aggregate and 30% individually (it being understood and agreed that, at any time of determination, the percentage limitations set forth in clause (a) or (b), as applicable, of the immediately preceding proviso shall apply to the two (2) out of the five (5) such Account Debtors whose Accounts do not comprise one of the three (3) such largest Accounts (by Dollar value) at such time),”;

(b) The definition of “Eligible Unbilled Accounts” is hereby amended by deleting subsection (i) in its entirety and inserting the following new subsection (i) in replacement thereof:

“(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that subject to Lender’s ability to adjust such percentage limitations in its Permitted Discretion, (a) as to the following Account Debtors, the percentage limitation of 15% (in lieu of 10%) shall apply for purposes hereof: MCI, SBC Communications, Inc., and Aegon USA, Inc., and (b) as to the following Account Debtors, the percentage limitation of 20% (in lieu of 10%) shall apply for purposes hereof: Microsoft Corporation, AT&T Corp., Nextel Communications, and United Parcel Service of America, Inc.; provided, further, however, that, as to MCI, Microsoft Corporation, AT&T Corp., Nextel Communications, and United Parcel Service of America, Inc., the applicable percentage limitation as to the three (3) out of the five (5) such Account Debtors with the largest Accounts (by Dollar value) at any time of determination shall be 70% in the aggregate and 30% individually (it being understood and agreed that, at any time of determination, the percentage limitations set forth in clause (a) or (b), as applicable, of the immediately preceding proviso shall apply to the two (2) out of the five (5) such Account Debtors whose Accounts do not comprise one of the three (3) such largest Accounts (by Dollar value) at such time),”; and

(c) The following additional definitions shall be inserted in Section 1.1 of the Loan Agreement in proper alphabetical order:

“Eligible Specified Overadvance Day” means any Monday, Tuesday, Wednesday or Thursday during any Eligible Specified Overadvance Week.

“Eligible Specified Overadvance Week” means any of the following weeks: (a) the week beginning on October 6, 2003 and ending October 12, 2003; (b) the week beginning on October 20, 2003 and ending on October 26, 2003; (c) the week beginning on November 3, 2003 and ending on November 9, 2003; (d) the week beginning on November 10, 2003 and ending on November 16, 2003; and (e) the week beginning on November 17, 2003 and ending on November 23, 2003.

“Specified Overadvance” has the meaning set forth in Section 2.1(e).

“Specified Overadvance Period” means the period from and including October 6, 2003 through and including November 21, 2003.

“Specified Overadvance Usage Fees” means the following fees: (a) in respect of any Specified Overadvance made on an Eligible Specified Overadvance Day, (i) no fee shall be payable in respect of the first Eligible Specified Overadvance Week during which one or more Specified Overadvances are made on Eligible Specified Overadvance Days, and (ii) a fee equal to $5,000 shall be payable in respect of each subsequent Eligible Specified Overadvance Week during which one or more Specified Overadvances are made on Eligible Specified Overadvance Days, which fee shall be fully earned and payable to Lender on the first day of each such subsequent Eligible Specified Overadvance Week; and (b) in respect of any Specified Overadvance made on a day that is not an Eligible Specified Overadvance Day, an additional fee in an amount equal to $4,000 per day shall be fully earned and payable to Lender on each such non-Eligible Specified Overadvance Day on which a Specified Overadvance is made.

2.02 Amendments to Section 2.1. Section 2.1 is hereby amended by adding the following Section 2.1(e) to the Loan Agreement:

“(e) Specified Overadvances. Notwithstanding anything to the contrary in this Agreement, in addition to Advances made pursuant to Section 2.1(a), during the Specified Overadvance Period, Lender agrees to make additional Advances (each, a “Specified Overadvance”), so long as (A) after giving effect to all such Advances, the Revolver Usage (inclusive of all extant Advances made pursuant to this Section 2.1(e)) does not exceed the Borrowing Base by more than $3,000,000 (or, in the case of any Specified Overadvances made during the week beginning on November 10, 2003 and ending on November 16, 2003, $1,500,000) and (B) after giving effect to all such Advances, the Revolver Usage (inclusive of all extant Advances made pursuant to this Section 2.1(e)) does not exceed the Maximum Revolver

Amount. Specified Overadvances shall not be eligible for the LIBOR Option and shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin. Borrower shall pay Specified Overadvance Usage Fees when due as specified in the definition thereof. Except as provided in this Section 2.1(e), the Advances that are made pursuant to this Section 2.1(e) shall be subject to the same terms and conditions as any other Advance.”

2.03 Amendment to Section 2.5. Section 2.5 is hereby amended by inserting the words “other than pursuant to Section 2.1(e),” prior to the words “the amount of Obligations” in the first line thereof.

Section 3. Representations and Warranties. In order to induce the Lender to enter into this Sixth Amendment, the Borrower hereby represents and warrants that:

3.01 No Default. At and as of the date of this Sixth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Sixth Amendment, no Default or Event of Default exists and is continuing.

3.02 Representations and Warranties True and Correct. At and as of the date of this Sixth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Sixth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

3.03 Corporate Power, Etc. The Borrower (a) has all requisite corporate power and authority to execute and deliver this Sixth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Sixth Amendment and the consummation of the transactions contemplated hereby.

3.04 No Conflict. Neither the execution and delivery of this Sixth Amendment nor consummation of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of the Borrower, (b) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Borrower under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Borrower is a party or to which any of its properties or assets are subject, (c) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (d) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

3.05 Binding Effect. This Sixth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4. Conditions. This Sixth Amendment shall be effective as of October 2, 2003 (the “Effective Date”) upon the fulfillment by the Borrower, in a manner satisfactory to the Lender, of all of the following conditions precedent set forth in this Section 4:

4.01 Execution of the Sixth Amendment. Each of the parties hereto shall have executed an original counterpart of this Sixth Amendment and shall have delivered (including by way of facsimile transmission) the same to the Lender.

4.02 Delivery of Other Documents. The Lender shall have received all other such instruments, documents and agreements as the Lender may reasonably request, duly executed and dated the date hereof, in form and substance reasonably satisfactory to the Lender.

4.03 Representations and Warranties. As of the Effective Date and as of the date of this Sixth Amendment, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.04 Fee. The Borrower shall have paid to the Lender a non-refundable fee in the amount of $25,000, payable (a) in respect of the Lender extending the overadvance facility pursuant to this Sixth Amendment and (b) for the first week of usage of such facility, whether or not such facility is actually used.

4.05 Compliance with Terms. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

Section 5. General Confirmations and Amendments.

5.01 Continuing Effect. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02 No Modification or Waiver. This Sixth Amendment is limited as specified and the execution, delivery and effectiveness of this Sixth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

5.03 References.

(a) From and after the Effective Date, (i) the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Sixth Amendment and (ii) all of the terms and provisions of this Sixth Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein, as applicable.

(b) From and after the Effective Date, (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

Section 6. Miscellaneous.

6.01 Governing Law. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.02 Severability. The provisions of this Sixth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Sixth Amendment in any jurisdiction.

6.03 Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

6.04 Headings. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

6.05 Binding Effect; Assignment. This Sixth Amendment shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the rights and obligations of the Borrower under this Sixth Amendment shall not be assigned or delegated without the prior written consent of the Lender.

6.06 Expenses. The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Sixth Amendment and any document required to be furnished herewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: RMH TELESERVICES, INC.

By:	/s/ JAMES E. PERRY

Name:	James E. Perry
Title:	Senior Vice President

LENDER: WELLS FARGO FOOTHILL, INC.

By:	/s/ ANDREW T. FURLONG III

Name:	Andrew T. Furlong III
Title:	Vice President